Lukens Inc. 1996 Form 10-K:  Exhibit 11


                                  Lukens Inc.
                   Computation of Earnings Per Common Share for the 52 weeks ended December 28, 1996, and December 30, 1995, and the
                       53 weeks ended December 31, 1994
          (Dollars and shares in thousands except per share amounts)

                                                                                              1996        1995      1994
                                                                                           ---------   ---------  ---------
Primary Earnings (Loss) per Common Share

   Net earnings (loss) applicable to common stock
      Net earnings (loss)                                                                $    (28,411)    34,014      22,178
      ESOP dividend requirements
           Preferred stock dividends declared                                                  (2,338)    (2,406)     (2,569)
           Tax benefit on dividends - unallocated shares                                          344        444         544
                                                                                            ----------  ---------  ----------
      Net earnings (loss) applicable to common stock                                     $    (30,405)    32,052      20,153
                                                                                            ----------  ---------  ----------
   Weighted average number of common shares and equivalents outstanding
      Weighted average number of common shares outstanding                                     14,784     14,696      14,582
      Common stock equivalents:
           Stock options, assuming exercised at average market price                               -  *      129         161
                                                                                            ----------  ---------  ----------
           Weighted average number of common shares and equivalents outstanding                14,784     14,825      14,743
                                                                                            ----------  ---------  ----------

   Primary Earnings (Loss) per Common Share                                              $      (2.06)     2.16        1.37
                                                                                            ==========  =========  ==========

Fully Diluted Earnings (Loss) per Common Share

   Net earnings (loss) applicable to common stock
      Net earnings (loss)                                                                $         -      34,014      22,178
      Incremental cash contribution to the ESOP assuming conversion of
           preferred stock to common                                                               -        (902)       (964)
      Tax benefit on the incremental cash contribution                                             -         316         337
                                                                                            ----------  ---------  ----------
      Net earnings (loss) applicable to common stock                                     $         -      33,428      21,551
                                                                                            ----------  ---------  ----------

   Weighted average number of common shares and equivalents outstanding
      Weighted average number of common shares outstanding                                         -      14,696      14,582
      Common stock equivalents:
           Stock options, assuming exercised at greater of ending or
             average market price                                                                  -         140         161
           Series B ESOP preferred stock                                                           -       1,509       1,588
                                                                                            ----------  ---------  ----------
           Weighted average number of common shares and equivalents outstanding                    -      16,345      16,331
                                                                                            ----------  ---------  ----------

   Fully Diluted Earnings (Loss) per Common Share                                        $      (2.06)**   2.05        1.32
                                                                                            ==========  =========  ==========

   * Not applicable because it would result in an antidilutive calculation. ** Fully diluted calculation is not presented because it is antidilutive.